UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 13, 2018 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main Street, Suite 400, Salt Lake City, Utah 84111
(Address of principal executive offices) (Zip Code)

(801) 639-0511
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD

On August 13, 2018, NOVAGOLD RESOURCES INC. (“NOVAGOLD”) issued a press release reporting the issuance of the Donlin Gold Record of Decision by the U.S. Army Corps of Engineers (“Corps”) and U.S. Bureau of Land Management (“BLM”). A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On August 13, 2018, the Corps and the BLM issued a favorable joint Record of Decision for the Donlin Gold project. The Record of Decision approves Donlin Gold LLC’s permit application filed under Section 404 of the Clean Water Act and Section 10 of the River and Harbors Act of 1899, and issuance of an offer to lease federal lands administered by the BLM in response to Donlin Gold LLC’s application for a right-of-way.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release of NOVAGOLD RESOURCES INC. dated August 13, 2018 entitled “Donlin Gold Project Receives Record of Decision and Major Federal Permits.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2018	NOVAGOLD RESOURCES INC.

	By:	/s/ David L. Deisley
David L. Deisley
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of NOVAGOLD RESOURCES INC. dated August 13, 2018 entitled “Donlin Gold Project Receives Record of Decision and Major Federal Permits.”